Exhibit 99.1

Potbelly Corporation Reports Strong Results for Fourth Fiscal Quarter and Full Year 2023

Fourth quarter same-store sales growth of 6.3% and AWS of $24,960 with traffic growth as a major driver

202 new shop commitments to-date under the Franchise Growth Acceleration Initiative

Provides first quarter and full year 2024 outlook; Introduces new long-term growth ranges

Chicago, IL. March 7, 2024 – Potbelly Corporation (NASDAQ: PBPB), (“Potbelly” or the “Company”) the iconic neighborhood sandwich shop concept, today reported financial results for its 14-week fourth fiscal quarter and 53-week full year ended December 31, 2023. The comparable period-year periods in 2022 included 13 and 52 weeks, respectively.

Key highlights for the quarter ended December 31, 2023, compared to December 25, 2022:
•Total revenues increased by 4.7% to $125.7 million compared to $120.2 million.
•Average Weekly Sales (AWS) increased 3.4% to $24,960 and, inclusive of refranchising and the 53rd week, total company shop sales increased by 2.7% to $122.3 million compared to $119.0 million.
•Positive same-store sales for the eleventh-consecutive quarter, ending the fourth quarter at +6.3%, with traffic growth as a major driver and expansion of traffic share during each period of the quarter.
•GAAP net income attributable to Potbelly Corporation was $2.7 million compared to $2.7 million. GAAP diluted earnings per share (EPS) was $0.09 compared to $0.09.
•Adjusted net income1 attributable to Potbelly Corporation was $0.7 million compared to $2.6 million. Adjusted diluted EPS1 was $0.02 compared to $0.09.
•Adjusted EBITDA1 was $7.5 million compared to $7.5 million.

Key highlights for the year ended December 31, 2023, compared to December 25, 2022:
•Total revenues increased by 8.7% to $491.4 million compared to $452.0 million.
•Average Weekly Sales (AWS) increased 11.2% to $24,990 and, inclusive of refranchising and the 53rd week, total company shop sales increased by 7.7% to $482.2 million compared to $447.9 million.
•Same-store sales of +12.0%, with traffic growth as a major driver.
•GAAP net income attributable to Potbelly Corporation was $5.1 million compared to $4.3 million. GAAP diluted earnings per share (EPS) was $0.17 compared to $0.15.
•Adjusted net income1 attributable to Potbelly Corporation was $4.4 million compared to a loss of $0.1 million. Adjusted diluted EPS1 was $0.15 compared to $0.00.
•Adjusted EBITDA1 increased 80.0% to $28.3 million compared to $15.7 million.

(1) Adjusted net income, adjusted diluted EPS and adjusted EBITDA are non-GAAP measures. For reconciliations of these measures to the most directly comparable GAAP measure, see the accompanying financial tables. For a discussion of why we consider them useful, see “Non-GAAP Financial Measures” below.

Bob Wright, President and Chief Executive Officer of Potbelly Corporation, commented, “I am very proud of what our team accomplished in the 4th quarter and full year 2023. Our Give-Pillar Strategy maintains our focus on what matters most to our customers and associates while growing our brand to the benefit of our franchisees and shareholders. Traffic driven sales, shop level and company profitability and unit growth development efforts headlined our success.”

Wright added, “Our strong quarter capped an outstanding year where we strengthened the Potbelly brand with increased systemwide sales, driven by 12.0% same store sales and improved profitability with a 370-basis point improvement to shop margin achieving 14.2% for the year. We made significant progress with our Franchise Growth Acceleration Initiative and ended 2023 with 612 open and committed shops. We’re excited to have delivered another quarter and full year performance in support of our long-term sustainable growth.”

Financial Outlook

	1Q’24 Guidance	2024 Guidance	Long-Term Growth Ranges
Same Store Sales	(0.25%) to +0.5%	Low- to Mid-Single Digit	Low- to Mid-Single Digit
New Unit Growth	-	~10%	Low-Double Digit
Adjusted EBITDA(2)	$4.4M to $5.2M	High-Single to Low-Double Digit	Low- to Mid-Double Digit
(2) Quarterly and full-year guidance set forth above reflect the impact of refranchising 33 former company locations in 2023; the 53rd week in 2023, which will not recur in 2024; increased costs associated with the Company’s investment in development efforts to support sustained franchise growth and a $1.1 million settlement gain in the first quarter 2024 with a third-party software provider. The effect of 2023 refranchising is most pronounced in the first three quarters of 2024.

Conference Call
A conference call and audio webcast has been scheduled for 5:00 p.m. Eastern Time today to discuss these results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the investor relations portion of the Company's website at www.potbelly.com. For those that cannot join the webcast, you can participate by dialing 1-844-825-9789 in the U.S. & Canada, or 1-412-317-5180 internationally.

For those unable to participate, an audio replay will be available following the call through Thursday, March 14, 2024. To access the replay, please call 844-512-2921 (U.S. & Canada), or 412-317-6671 (International) and enter confirmation code 10186182. A web-based archive of the conference call will also be available at the above website.

About Potbelly

Potbelly Corporation is a neighborhood sandwich concept that has been feeding customers’ smiles with warm, toasty sandwiches, signature salads, hand-dipped shakes and other fresh menu items, customized just the way customers want them, for more than 40 years. Potbelly promises Fresh, Fast & Friendly service in an environment that reflects the local neighborhood. Since opening its first shop in Chicago in 1977, Potbelly has expanded to neighborhoods across the country - with more than 425 shops in the United States including more than 80 franchised shops in the United States. For more information, please visit our website at www.potbelly.com.

Definitions
The following definitions apply to these terms as used throughout this press release:
•Revenues – represents net company-operated sandwich shop sales and our franchise royalties and fees. Net company-operated shop sales consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of royalty income, franchise fee, and other fees collected from franchisees including advertising and rent.
•Company-operated comparable store sales or same-store traffic – an operating measure that represents the change in year-over-year sales or transactions for the comparable company-operated store base open for 15 months or longer. In fiscal years that include a 53rd week, the last week of the fourth quarter and fiscal year is excluded from the year-over-year comparisons so that the time periods are consistent.

•Average Weekly Sales (AWS) – an operating measure that represents the average weekly sales of all company-operated shops which reported sales during the associated time period.
•Average Unit Volume (AUV) – an operating measure that represents the average annual sales of all company-operated shops which reported sales during the associated time period.
•System-wide sales – an operating measure that represents the sum of sales generated by company-operated shops and sales generated by franchised shops, net of all promotional allowances, discounts, and employee meals. Net sales from franchised shops are not included in total revenues. Rather, revenues are limited to the royalties, fees and other income collected from franchisees
•EBITDA – a non-GAAP measure that represents income before depreciation and amortization expense, interest expense and the provision for income taxes.
•Adjusted EBITDA – a non-GAAP measure that represents income before depreciation and amortization expense, interest expense and the provision for income taxes, adjusted to eliminate the impact of other items, including certain non-cash and other items that we do not consider reflective of underlying business performance.
•Shop-level profit (loss) – a non-GAAP measure that represents income (loss) from operations excluding franchise royalties and fees, franchise support, marketing and rent expenses, general and administrative expenses, depreciation expense, pre-opening costs, restructuring costs, loss on Franchise Growth Acceleration Initiative activities and impairment, loss on the disposal of property and equipment and shop closures.
•Shop-level profit (loss) margin – a non-GAAP measure that represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.
•Adjusted net income (loss) – a non-GAAP measure that represents net income (loss), adjusted to eliminate the impact of restructuring costs, impairment, loss on the disposal of property and equipment, shop closures, and other items we do not consider representative of our ongoing operating performance, including the income tax effects of those adjustments and the change in our income tax valuation allowance.
•Adjusted diluted EPS – a non-GAAP measure that represents adjusted net income (loss) divided by the weighted average number of fully dilutive common shares outstanding.
•Shop commitments - an operating measure that represents the number of company and franchise shops that are committed to be developed. For franchise shops, a shop development area agreement (SDAA) or standalone franchise agreement represents a commitment. For company shops, a commitment is made through a good faith combination of business decision-making and capital allocation needed to develop and operate a new shop location.

Non-GAAP Financial Measures
We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to EBITDA, adjusted EBITDA, adjusted diluted EPS, adjusted net income, shop-level profit, and shop-level profit margin, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses adjusted EBITDA, adjusted net income and adjusted diluted EPS to evaluate the Company’s performance and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Adjusted EBITDA, adjusted net income and adjusted diluted EPS exclude the impact of certain non-cash charges and other items that affect the comparability of results in past quarters and which we do not believe are reflective of underlying business performance. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the

Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “might,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” or the negative of these terms and similar expressions are intended to identify forward-looking statements. Forward-looking statements included in this press release may include, among others, statements relating to our (i) future financial position and results of operations, (ii) business strategy, including our five-pillar strategic plan and our short- and long-term goals, (iii) growth potential, including franchise unit growth, (iv) ability to sustain progress made towards our profitability targets and long-term strategic growth, (v) intentions to leverage sales and control costs, (vi) expectation that we will make meaningful progress in Potbelly’s next phase of growth, (vii) anticipated revenue and profitability growth in 2023, (viii) expectations and plans for new shop development deals and new shop openings in 2024; (ix) expectations regarding digital business growth and opportunities for digital innovation; and (x) plans for food and marketing innovations, including our marketing initiatives; (xi) ability to drive demand and value for our customers; (xii) fiscal year 2024 outlook including our projections regarding AWSs, AUVs, same-store sales, growth, shop-level margin, adjusted EBITDA, and unit growth; (xiii) expectations for a 2,000 unit system; (xiv) expectations regarding wages, and (xv) expectations regarding our new reporting framework.

By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement, due to reasons including, but not limited to, risks related to the COVID-19 outbreak; compliance with our Credit Agreement covenants; competition; general economic conditions; our ability to successfully implement our business strategy; the success of our initiatives to increase sales and traffic; changes in commodity, energy and other costs; our ability to attract and retain management and employees; consumer reaction to industry-related public health issues and perceptions of food safety; our ability to manage our growth; reputational and brand issues; price and availability of commodities; consumer confidence and spending patterns; and weather conditions. In addition, there may be other factors of which we are presently unaware or that we currently deem immaterial that could cause our actual results to be materially different from the results referenced in the forward-looking statements. All forward-looking statements contained in this press release are qualified in their entirety by this cautionary statement. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q or other subsequent filings, all of which are available on our website at www.potbelly.com. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:
Jeff Priester
ICR
investor@potbelly.com

Media Contact:
ICR
PotbellyPR@icrinc.com

Potbelly Corporation
Consolidated Statements of Operations and Margin Analysis – Unaudited
(Amounts in thousands, except per share data)

	For the Quarter Ended				For the Year to Date Ended
	Dec 31, 2023	% of Revenue	Dec 25, 2022	% of Revenue	Dec 31, 2023	% of Revenue	Dec 25, 2022	% of Revenue
Revenues
Sandwich shop sales, net	$122,251	97.2%	$119,029	99.1%	$482,246	98.1%	$447,901	99.1%
Franchise royalties, fees and rent income	3,498	2.8	1,122	0.9	9,163	1.9	4,072	0.9
Total revenues	125,749	100.0	120,151	100.0	491,409	100.0	451,973	100.0

Expenses
(Percentages stated as a percent of sandwich shop sales, net)
Sandwich shop operating expenses, excluding depreciation
Food, beverage and packaging costs	33,302	27.2	34,199	28.7	133,726	27.7	129,151	28.8
Labor and related expenses	35,188	28.8	36,690	30.8	143,744	29.8	142,095	31.7
Occupancy expenses	12,839	10.5	13,327	11.2	51,885	10.8	54,536	12.2
Other operating expenses	21,677	17.7	17,940	15.1	84,363	17.5	74,916	16.7

(Percentages stated as a percent of total revenues)
Franchise support, rent and marketing expenses	2,382	1.9	333	0.3	5,741	1.2	694	0.2
General and administrative expenses	14,938	11.9	10,842	9.0	48,496	9.9	37,741	8.4
Depreciation expense	3,236	2.6	2,802	2.3	12,138	2.5	11,890	2.6
Pre-opening costs	1	NM	—	NM	115	NM	—	NM
Gain on Franchise Growth Acceleration Initiative activities	(3,215)	(2.6)	—	NM	(2,142)	(0.4)	—	NM
Impairment, loss on disposal of property and equipment and shop closures	1,177	0.9	775	0.6	3,338	0.7	4,754	1.1
Total expenses	121,524	96.6	116,908	97.3	481,403	98.0	455,777	100.8
Income (loss) from operations	4,225	3.4	3,243	2.7	10,006	2.0	(3,804)	(0.8)

Interest expense, net	750	0.6	311	0.3	3,281	0.7	1,349	0.3
Loss/(Gain) on extinguishment of debt	—	NM	—	NM	239	NM	(10,191)	(2.3)
Income before income taxes	3,475	2.8	2,932	2.4	6,486	1.3	5,038	1.1
Income tax expense	723	0.6	178	0.1	909	0.2	327	NM
Net income	2,752	2.2	2,754	2.3	5,577	1.1	4,711	1.0
Net income attributable to non-controlling interest	16	NM	99	NM	458	NM	366	NM
Net income attributable to Potbelly	$2,736	2.2%	$2,655	2.2%	$5,119	1.0%	$4,345	1.0%

Net income per common share attributable to common stockholders:
Basic	$0.09		$0.09		$0.18		$0.15
Diluted	$0.09		$0.09		$0.17		$0.15
Weighted average shares outstanding:
Basic	29,360		28,812		29,201		28,625
Diluted	30,191		28,939		30,088		29,065
______________________________
"NM" - Amount is not meaningful

Potbelly Corporation
Consolidated Balance Sheets - Unaudited
(amounts in thousands, except par value data)

	Dec 31, 2023	Dec 25, 2022
Assets
Current assets
Cash and cash equivalents	$33,788	$15,619
Accounts receivable, net of allowances of $26 and $16 as of December 31, 2023 and December 25, 2022, respectively	7,960	6,420
Inventories	3,516	3,990
Prepaid expenses and other current assets	7,828	4,501
Total current assets	53,092	30,530

Property and equipment, net	45,087	44,477
Right-of-use assets for operating leases	144,390	160,891
Indefinite-lived intangible assets	3,404	3,404
Goodwill	2,056	2,222
Restricted cash	749	—
Deferred expenses, net and other assets	3,681	3,647
Total assets	$252,460	$245,171

Liabilities and equity
Current liabilities
Accounts payable	$9,927	$10,718
Accrued expenses	35,377	30,826
Short-term operating lease liabilities	24,525	27,395
Current portion of long-term debt	1,250	—
Total current liabilities	71,078	68,939

Long-term debt	19,168	8,550
Long-term operating lease liabilities	142,050	160,968
Other long-term liabilities	6,070	2,441
Total liabilities	238,367	240,898

Commitments and contingencies

Equity
Common stock, $0.01 par value—authorized 200,000 shares; outstanding 29,364 and 28,819 shares as of December 31, 2023 and December 25, 2022, respectively	389	384
Warrants	2,219	2,566
Additional paid-in-capital	462,583	455,831
Treasury stock, held at cost, 10,077 and 9,924 shares as of December 31, 2023, and December 25, 2022, respectively	(116,701)	(115,388)
Accumulated deficit	(333,797)	(338,916)
Total stockholders’ equity	14,693	4,477
Non-controlling interest	(600)	(204)
Total equity	14,093	4,273

Total liabilities and equity	$252,460	$245,171

Potbelly Corporation
Consolidated Statements of Cash Flows - Unaudited
(amounts in thousands)

	Fiscal Year
	2023	2022	2021
Cash flows from operating activities:
Net income (loss)	$5,577	$4,711	$(23,623)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expense	12,138	11,890	15,909
Noncash lease expense	25,814	25,792	25,856
Deferred income tax	—	18	18
Stock-based compensation expense	5,450	3,265	2,137
Asset impairment, store closure and disposal of property and equipment	1,058	3,651	4,572
Gain on Franchise Growth Acceleration Initiative activities	(2,202)	—	—
Loss/(gain) on extinguishment of debt	224	(10,191)	—
Amortization of debt issuance costs	482	270	305
Changes in operating assets and liabilities:
Accounts receivable, net	(1,580)	(387)	(1,677)
Inventories	177	(499)	(502)
Prepaid expenses and other assets	(3,989)	(520)	1,083
Accounts payable	(1,025)	2,239	326
Operating lease liabilities	(30,721)	(27,984)	(32,932)
Accrued expenses and other liabilities	8,086	221	3,655
Net cash provided by (used in) operating activities	19,488	12,476	(4,873)

Cash flows from investing activities:
Purchases of property and equipment	(17,053)	(8,426)	(9,048)
Proceeds from sales of refranchised shops	6,282	—	—
Net cash used in investing activities	(10,771)	(8,426)	(9,048)

Cash flows from financing activities:
Borrowings under Term Loan	25,000	—	—
Principal payments made for Term Loan	(2,838)	—	—
Borrowings under revolving credit facility	14,600	39,050	38,000
Repayments under revolving credit facility	(23,150)	(40,350)	(34,436)
Payment of debt issuance costs	(2,205)	(196)	(195)
Proceeds from issuance of common shares and warrants, net of fees	961	—	14,839
Proceeds from exercise of stock options	—	—	219
Employee taxes on certain stock-based payment arrangements	(1,312)	(813)	(1,298)
Distributions to non-controlling interest	(854)	(475)	(189)
Contributions from non-controlling interest	—	—	208
Net cash provided by (used in) financing activities	10,202	(2,784)	17,148

Net increase in cash and cash equivalents	18,918	1,266	3,227
Cash and cash equivalents and restricted cash at beginning of period	15,619	14,353	11,126
Cash and cash equivalents and restricted cash at end of period	$34,537	$15,619	$14,353

Supplemental cash flow information:
Income taxes paid	278	139	185
Interest paid	3,483	936	608
Supplemental non-cash investing and financing activities:
(Loss)/gain on extinguishment of debt and accrued interest	$(224)	$10,191	$—
Unpaid liability for purchases of property and equipment	1,008	778	460
Unpaid liability for employee taxes on certain stock-based payment arrangements	13	15	13

Potbelly Corporation
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited
(Amounts in thousands, except per share data)

	For the Quarter Ended		For the Year to Date Ended
	Dec 31, 2023	Dec 25, 2022	Dec 31, 2023	Dec 25, 2022
Net income attributable to Potbelly Corporation, as reported	$2,736	$2,655	$5,119	$4,345
Impairment, loss on disposal of property and equipment and shop closures	1,177	775	3,338	4,754
Loss/(Gain) on extinguishment of debt(1)	—	—	239	(10,191)
Gain on Franchise Growth Acceleration Initiative activities	(3,215)	—	(2,142)	—
Total adjustments before income tax	(2,037)	775	1,435	(5,437)
Income tax adjustments(3)	25	(802)	(2,135)	1,024
Total adjustments after income tax	(2,012)	(27)	(700)	(4,413)
Adjusted net income (loss) attributable to Potbelly	$724	$2,628	$4,419	$(68)
Adjusted net income (loss) attributable to Potbelly Corporation per share, basic	$0.02	$0.09	$0.15	$0.00
Adjusted net income (loss) attributable to Potbelly Corporation per share, diluted	$0.02	$0.09	$0.15	$0.00

Shares used in computing adjusted net income (loss) attributable to Potbelly Corporation per share:
Basic	29,360	28,812	29,201	28,625
Diluted	30,191	28,939	30,088	29,065

	For the Quarter Ended		For the Year to Date Ended
	Dec 31, 2023	Dec 25, 2022	Dec 31, 2023	Dec 25, 2022
Net income attributable to Potbelly Corporation, as reported	$2,736	$2,655	$5,119	$4,345
Depreciation expense	3,236	2,802	12,138	11,890
Interest expense, net	750	311	3,281	1,349
Income tax expense	723	178	909	327
EBITDA	$7,445	$5,946	$21,447	$17,911
Impairment, loss on disposal of property and equipment and shop closures	1,177	775	3,338	4,754
Stock-based compensation	2,042	819	5,449	3,265
Loss/(gain) on extinguishment of debt(1)	—	—	239	(10,191)
Gain on Franchise Growth Acceleration Initiative activities(2)	(3,215)	—	(2,142)	—
Adjusted EBITDA	$7,450	$7,540	$28,331	$15,739

Potbelly Corporation
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited
(Amounts in thousands, except per share data)

	For the Quarter Ended		For the Year to Date Ended
	Dec 31, 2023	Dec 25, 2022	Dec 31, 2023	Dec 25, 2022
Income (loss) from operations [A]	$4,225	$3,243	$10,006	$(3,804)
Income (loss) from operations margin [A÷B]	3.4%	2.7%	2.0%	(0.8)%
Less: Franchise royalties, fees and rent income	3,498	1,122	9,163	4,072
Franchise support, rent and marketing expenses	2,382	333	5,741	694
General and administrative expenses	14,938	10,842	48,496	37,741
Depreciation expense	3,236	2,802	12,138	11,890
Pre-opening costs	1	—	115	—
Gain on Franchise Growth Acceleration Initiative activities(2)	(3,215)	—	(2,142)	—
Impairment, loss on disposal of property and equipment and shop closures	1,177	775	3,338	4,754
Shop-level profit [C]	$19,245	$16,873	$68,528	$47,203
Total revenues [B]	$125,749	$120,151	$491,409	$451,973
Less: Franchise royalties, fees and rent income	3,498	1,122	9,163	4,072
Sandwich shop sales, net [D]	$122,251	$119,029	$482,246	$447,901
Shop-level profit margin [C÷D]	15.7%	14.2%	14.2%	10.5%

Potbelly Corporation
Selected Operating Data – Unaudited
(Amounts in thousands, except shop counts)

	For the Quarter Ended		For the Year to Date Ended
	Dec 31, 2023	Dec 25, 2022	Dec 31, 2023	Dec 25, 2022
Selected Operating Data
Shop Activity:
Company-operated shops, end of period	345	384	345	384
Franchise shops, end of period	79	45	79	45
Revenue Data:
Company-operated comparable store sales	6.3%	18.9%	12.0%	18.5%

	For the Quarter Ended		For the Year to Date Ended
	Dec 31, 2023	Dec 25, 2022	Dec 31, 2023	Dec 25, 2022
Sales from company-operated shops, net	122,251	119,029	482,246	447,901
Sales from franchise shops, net	25,238	13,380	77,443	49,332
System-wide sales	147,489	132,409	559,689	497,234

Potbelly Corporation
Footnotes to the Press Release, Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures & Selected Operating Data

1)This adjustment relates to the loss recognized upon termination of the Company’s former credit agreement which was completed during the first quarter of 2023.
2)This adjustment includes net gains recognized during the period which relate to the Company’s Franchise Growth Acceleration Initiative, including net gains and losses on the sale of assets and fair value adjustments for assets classified as held-for-sale.
3)This adjustment includes the tax impacts of the other adjustments listed above based on the Company’s effective tax rate and the change in the Company’s income tax valuation allowance during the period.